EXHIBIT 99.1
NEWS RELEASE

Ducommun Incorporated Reports
Third Quarter 2022 Results
Strong Revenue Growth; Commercial Aerospace Strength; Solid Gross Margins
SANTA ANA, CALIFORNIA (November 7, 2022) – Ducommun Incorporated (NYSE: DCO) (“Ducommun” or the “Company”) today reported results for its third quarter ended October 1, 2022.
Third Quarter 2022 Recap
•Net revenue was $186.6 million
•Net income of $8.5 million, or $0.69 per diluted share
•Adjusted net income of $11.9 million, or $0.96 per diluted share
•Adjusted EBITDA of $26.0 million, or 13.9% of revenue
•Completed debt refinancing
“Our third quarter saw very strong top-line growth with Commercial Aerospace demand once again leading the way along with another quarter of solid performance in Ducommun's largest business, defense,” said Stephen G. Oswald, chairman, president and chief executive officer. “Quarterly revenue exceeded $180 million for the first time since before the pandemic in Q4 2019 and rose to $186.6 million, up 14% over Q3 2021. We were very pleased to see the volume growth return in Commercial Aerospace, a significant market for us, with revenue up 66% year-over-year. Gross margins for the Company in Q3 2022 also surpassed 20.0%, to 20.7% as we move forward out of pandemic related headwind. Our Q3 2022 adjusted EBITDA of $26.0 million was a strong increase year-over-year as well and the highest since I joined the Company in 2017.
“Finally, as we had previously announced during Q3 2022, we had an excellent outcome as we completed a debt refinancing at an opportunistic time. Our debt was set to mature in 2024 and 2025 but with this refinancing, we upsized our revolving credit facility which allows for further growth of our Company, and our debt will now mature in 2027.”
Third Quarter Results
Net revenue for the third quarter of 2022 was $186.6 million compared to $163.2 million for the third quarter of 2021. The year-over-year increase of 14.3% was primarily due to the following:
•$27.2 million higher revenue in the Company’s commercial aerospace end-use markets due to higher build rates on large aircraft platforms, other commercial aerospace platforms, and regional and business aircraft platforms; partially offset by
•$7.3 million lower revenue in the Company’s military and space end-use markets due to lower build rates on military rotary-wing aircraft platforms and military fixed-wing aircraft platforms, partially offset by higher build rates on other military and space platforms.
Net income for the third quarter of 2022 was $8.5 million, or $0.69 per diluted share, compared to $9.6 million, or $0.78 per diluted share, for the third quarter of 2021. This reflects higher selling, general and administrative (“SG&A”) expenses of $2.9 million, partially offset by higher gross profit of $3.3 million.

Gross profit for the third quarter of 2022 was $38.6 million, or 20.7% of revenue, compared to gross profit of $35.3 million, or 21.6% of revenue, for the third quarter of 2021. The decrease in gross profit as a percentage of net revenue year-over-year was primarily due to unfavorable product mix, partially offset by favorable manufacturing volume.
Operating income for the third quarter of 2022 was $13.2 million, or 7.1% of revenue, compared to $13.4 million, or 8.2% of revenue, in the comparable period last year. The year-over-year decrease of $0.1 million was primarily due to higher gross profit, partially offset by higher SG&A expenses. Adjusted operating income for the third quarter of 2022 was $17.2 million, or 9.2% of revenue, compared to $15.3 million, or 9.4% of revenue, in the comparable period last year.
Interest expense for the third quarter of 2022 was $3.0 million compared to $2.8 million in the comparable period of 2021. The year-over-year increase was primarily due to higher interest rates, partially offset by a lower outstanding debt balance.
Adjusted EBITDA for the third quarter of 2022 was $26.0 million, or 13.9% of revenue, compared to $23.9 million, or 14.6% of revenue, for the comparable period in 2021.
During the third quarter of 2022, the net cash used in operations was $5.5 million compared to the net cash provided by operations of $5.5 million during the third quarter of 2021. The higher net cash used in operations year-over-year was primarily due to higher inventories, higher accounts receivable, and higher investment in contract assets, partially offset by higher accounts payable.
Business Segment Information
Electronic Systems
Electronic Systems segment net revenue for the quarter ended October 1, 2022 was $113.4 million, compared to $104.7 million for the third quarter of 2021. The year-over-year increase was primarily due to the following:
•$7.8 million higher revenue in the Company’s commercial aerospace end-use markets due to higher build rates on other commercial aerospace platforms and regional and business aircraft platforms; partially offset by
•$2.6 million lower revenue within the Company’s military and space end-use markets due to lower build rates on military fixed-wing aircraft platforms, partially offset by higher build rates on other military and space platforms.
Electronic Systems segment operating income for the quarter ended October 1, 2022 was $13.9 million, or 12.2% of revenue, compared to $15.3 million, or 14.6% of revenue, for the comparable quarter in 2021. The year-over-year decrease of $1.4 million was primarily due to unfavorable product mix, partially offset by favorable manufacturing volume.
Structural Systems
Structural Systems segment net revenue for the quarter ended October 1, 2022 was $73.2 million, compared to $58.5 million for the third quarter of 2021. The year-over-year increase was primarily due to the following:
•$19.4 million higher revenue within the Company’s commercial aerospace end-use markets due to higher build rates on large aircraft platforms, other commercial aerospace platforms, and regional and business aircraft platforms; partially offset by
•$4.8 million lower revenue within the Company’s military and space end-use markets due to lower build rates on military rotary-wing aircraft platforms, partially offset by higher build rates on military fixed-wing aircraft platforms.
Structural Systems segment operating income for the quarter ended October 1, 2022 was $6.7 million, or 9.1% of revenue, compared to $4.5 million, or 7.6% of revenue, for the comparable quarter in 2021. The year-over-year increase of $2.2 million was primarily due to favorable manufacturing volume.
Corporate General and Administrative (“CG&A”) Expenses
CG&A expenses for the third quarter of 2022 were $7.4 million, or 3.9% of total Company revenue, compared to $6.4 million, or 3.9% of total Company revenue, for the comparable quarter in the prior year. The year-over-year increase in CG&A expenses was primarily due to higher compensation and benefits costs of $1.0 million.

Conference Call
A teleconference hosted by Stephen G. Oswald, the Company’s chairman, president and chief executive officer, and Christopher D. Wampler, the Company’s vice president, chief financial officer, controller and treasurer will be held today, November 7, 2022 at 10:00 a.m. PT (1:00 p.m. ET) to review these financial results. To access the conference call, please pre-register using the following registration link:
https://register.vevent.com/register/BI01615fde2536452d8a386e2faaec5c01
Registrants will receive a confirmation with dial-in details. Mr. Oswald and Mr. Wampler will be speaking on behalf of the Company and anticipate the call (including Q&A) to last approximately 45 minutes. A live webcast of the event can be accessed using the link above. A replay of the webcast will be available on the Ducommun website at Ducommun.com.
Additional information regarding Ducommun's results can be found in the Q3 2022 Earnings Presentation available at Ducommun.com.
About Ducommun Incorporated
Ducommun Incorporated delivers value-added innovative manufacturing solutions to customers in the aerospace, defense and industrial markets. Founded in 1849, the Company specializes in two core areas - Electronic Systems and Structural Systems - to produce complex products and components for commercial aircraft platforms, mission-critical military and space programs, and sophisticated industrial applications. For more information, visit Ducommun.com.
Forward Looking Statements
This press release and any attachments include “forward-looking statements,” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, including, in particular, any statements about the duration of the impact of the COVID-19 pandemic and completion of a debt refinancing, respectively, on the Company’s future performance and growth. The Company generally uses the words “may,” “will,” “could,” “expect,” “anticipate,” “believe,” “estimate,” “plan,” “intend,” “continue” and similar expressions in this press release and any attachments to identify forward-looking statements. The Company bases these forward-looking statements on its current views with respect to future events and financial performance. Actual results could differ materially from those projected in the forward-looking statements. These forward-looking statements are subject to risks, uncertainties and assumptions, including, among other things: whether the anticipated pre-tax restructuring charges will be sufficient to address all anticipated restructuring costs, including related to employee separation, facilities consolidation, inventory write-down and other asset impairments; whether the expected cost savings from the restructuring will ultimately be obtained in the amount and during the period anticipated; whether the restructuring in the affected areas will be sufficient to build a more cost efficient, focused, higher margin enterprise with higher returns for the Company's shareholders; the strength of the real estate market, the duration of any lease entered into as part of any sale-leaseback transaction, the amount of commissions owed to brokers, and applicable tax rates; the impact of the Company’s debt service obligations and restrictive debt covenants; the Company’s end-use markets are cyclical; the Company depends upon a selected base of industries and customers; a significant portion of the Company’s business depends upon U.S. Government defense spending; the Company is subject to extensive regulation and audit by the Defense Contract Audit Agency; contracts with some of the Company’s customers contain provisions which give the its customers a variety of rights that are unfavorable to the Company; further consolidation in the aerospace industry could adversely affect the Company’s business and financial results; the Company’s ability to successfully make acquisitions, including its ability to successfully integrate, operate or realize the projected benefits of such businesses; the Company relies on its suppliers to meet the quality and delivery expectations of its customers; the Company uses estimates when bidding on fixed-price contracts which estimates could change and result in adverse effects on its financial results; the impact of existing and future laws and regulations; the impact of existing and future accounting standards and tax rules and regulations; environmental liabilities could adversely affect the Company’s financial results; cyber security attacks, internal system or service failures may adversely impact the Company’s business and operations; the ultimate geographic spread, duration and severity of the coronavirus (COVID-19) outbreak, and the effectiveness of actions taken, or actions that may be taken, by governmental authorities to contain the outbreak or treat its impact, and other risks and uncertainties, including those detailed from time to time in the Company’s periodic reports filed with the Securities and Exchange Commission. You should not put undue reliance on any forward-looking statements. You should understand that many important factors, including those discussed herein, could cause the Company’s results to differ materially from those expressed or suggested in any forward-looking statement. Except as required by law, the Company does not undertake any obligation to update or revise these forward-looking statements to reflect new information or events or circumstances that occur after the date of this news release, November 7, 2022, or to reflect the occurrence of unanticipated events or otherwise. Readers are advised to review the Company’s filings with the Securities and Exchange Commission (which are available from the SEC’s EDGAR database at www.sec.gov).
Note Regarding Non-GAAP Financial Information
This release contains non-GAAP financial measures, including Adjusted EBITDA (which excludes interest expense, income tax expense, depreciation, amortization, stock-based compensation expense, restructuring charges, Guaymas fire related expenses, insurance recoveries related to business interruption, inventory purchase accounting adjustments, loss on extinguishment of debt, and other debt refinancing costs), non-GAAP operating income and as a percentage of net revenues, non-GAAP earnings, and non-GAAP earnings per share. In addition, certain other prior period amounts have been reclassified to conform to current year’s presentation.
Beginning with the first quarter of 2022, the Company changed its GAAP to non-GAAP operating income reconciliation, GAAP to non-GAAP earnings reconciliation, and GAAP to non-GAAP earnings per share reconciliation to exclude the amortization of acquisition-related intangible assets as it is a non-cash item and a significant portion of the purchase price for acquisitions may be allocated to intangible assets that have estimated useful lives of up to 19 years. Exclusion of this non-cash amortization expense allows for the comparison of operating results that are consistent over time for both the newly acquired and long-held businesses and with both acquisitive and non-acquisitive peer companies. As such, the Company modified the prior year's presentation for this item to conform with the current year's presentation.
The Company believes the presentation of these non-GAAP measures provide important supplemental information to management and investors regarding financial and business trends relating to its financial condition and results of operations. The Company’s management uses these non-GAAP financial measures along with the most directly comparable GAAP financial measures in evaluating the Company’s actual and forecasted operating performance, capital resources and cash flow. The non-GAAP financial information presented herein should be considered supplemental to, and not as a substitute for, or superior to, financial measures calculated in accordance with GAAP. The Company discloses different non-GAAP financial measures in order to provide greater transparency and to help the Company’s investors to more meaningfully evaluate and compare Ducommun’s results to its previously reported results. The non-GAAP financial measures that the Company uses may not be comparable to similarly titled financial measures used by other companies.
We define backlog as potential revenue and is based on customer placed purchase orders and long-term agreements (“LTAs”) with firm fixed price and expected delivery dates of 24 months or less. The majority of the LTAs do not meet the definition of a contract under ASC 606 and thus, the backlog amount disclosed herein is greater than the remaining performance obligations disclosed under ASC 606. Backlog is subject to delivery delays or program cancellations, which are beyond our control. Backlog is affected by timing differences in the placement of customer orders and tends to be concentrated in several programs to a greater extent than our net revenues. Backlog in industrial markets tends to be of a shorter duration and is generally fulfilled within a three month period. As a result of these factors, trends in our overall level of backlog may not be indicative of trends in our future net revenues.
CONTACT:

Suman Mookerji, Vice President, Corporate Development and Investor Relations, 657.335.3665
[Financial Tables Follow]

DUCOMMUN INCORPORATED AND SUBSIDIARIES
CONDENSED CONSOLIDATED BALANCE SHEETS
(Unaudited)
(Dollars in thousands)

	October 1, 2022	December 31, 2021
Assets
Current Assets
Cash and cash equivalents	$21,247	$76,316
Accounts receivable, net	94,328	72,261
Contract assets	194,496	176,405
Inventories	172,060	150,938
Production cost of contracts	6,187	8,024
Other current assets	10,735	8,625
Total Current Assets	499,053	492,569
Property and Equipment, Net	105,887	102,419
Operating Lease Right-of-Use Assets	36,611	33,265
Goodwill	203,407	203,694
Intangibles, Net	130,839	141,764
Other Assets	13,706	5,024
Total Assets	$989,503	$978,735
Liabilities and Shareholders’ Equity
Current Liabilities
Accounts payable	$89,720	$66,059
Contract liabilities	34,057	42,077
Accrued and other liabilities	44,257	41,291
Operating lease liabilities	7,164	6,133
Current portion of long-term debt	6,250	7,000
Total Current Liabilities	181,448	162,560
Long-Term Debt, Less Current Portion	242,061	279,384
Non-Current Operating Lease Liabilities	30,632	28,074
Deferred Income Taxes	14,123	18,727
Other Long-Term Liabilities	12,452	15,388
Total Liabilities	480,716	504,133
Commitments and Contingencies
Shareholders’ Equity
Common Stock	121	119
Additional Paid-In Capital	110,025	104,253
Retained Earnings	397,971	377,263
Accumulated Other Comprehensive Income (Loss)	670	(7,033)
Total Shareholders’ Equity	508,787	474,602
Total Liabilities and Shareholders’ Equity	$989,503	$978,735

DUCOMMUN INCORPORATED AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF INCOME
(Unaudited)
(Dollars in thousands, except per share amounts)

	Three Months Ended		Nine Months Ended
	October 1, 2022	October 2, 2021	October 1, 2022	October 2, 2021
Net Revenues	$186,590	$163,227	$524,269	$480,570
Cost of Sales	148,003	127,912	418,565	375,373
Gross Profit	38,587	35,315	105,704	105,197
Selling, General and Administrative Expenses	24,803	21,952	72,340	68,132
Restructuring Charges	567	—	3,270	—
Operating Income	13,217	13,363	30,094	37,065
Interest Expense	(2,998)	(2,770)	(8,056)	(8,433)
Loss on Extinguishment of Debt	(295)	—	(295)	—
Other Income	—	196	3,000	196
Income Before Taxes	9,924	10,789	24,743	28,828
Income Tax Expense	1,462	1,205	4,035	4,126
Net Income	$8,462	$9,584	$20,708	$24,702
Earnings Per Share
Basic earnings per share	$0.70	$0.80	$1.72	$2.08
Diluted earnings per share	$0.69	$0.78	$1.68	$2.02
Weighted-Average Number of Common Shares Outstanding
Basic	12,112	11,920	12,057	11,862
Diluted	12,350	12,242	12,346	12,248

Gross Profit %	20.7%	21.6%	20.2%	21.9%
SG&A %	13.3%	13.4%	13.8%	14.2%
Operating Income %	7.1%	8.2%	5.7%	7.7%
Net Income %	4.5%	5.9%	3.9%	5.1%
Effective Tax Rate	14.7%	11.2%	16.3%	14.3%

DUCOMMUN INCORPORATED AND SUBSIDIARIES
BUSINESS SEGMENT PERFORMANCE
(Unaudited)
(Dollars in thousands)

	Three Months Ended					Nine Months Ended
	% Change	October 1, 2022	October 2, 2021	% of Net Revenues 2022	% of Net Revenues 2021	% Change	October 1, 2022	October 2, 2021	% of Net Revenues 2022	% of Net Revenues 2021
Net Revenues
Electronic Systems	8.3%	$113,404	$104,721	60.8%	64.2%	4.6%	$320,602	$306,622	61.2%	63.8%
Structural Systems	25.1%	73,186	58,506	39.2%	35.8%	17.1%	203,667	173,948	38.8%	36.2%
Total Net Revenues	14.3%	$186,590	$163,227	100.0%	100.0%	9.1%	$524,269	$480,570	100.0%	100.0%
Segment Operating Income
Electronic Systems		$13,881	$15,319	12.2%	14.6%		$36,902	$42,185	11.5%	13.8%
Structural Systems		6,687	4,457	9.1%	7.6%		12,839	15,177	6.3%	8.7%
		20,568	19,776				49,741	57,362
Corporate General and Administrative Expenses(1)		(7,351)	(6,413)	(3.9)%	(3.9)%		(19,647)	(20,297)	(3.7)%	(4.2)%
Total Operating Income		$13,217	$13,363	7.1%	8.2%		$30,094	$37,065	5.7%	7.7%
Adjusted EBITDA
Electronic Systems
Operating Income		$13,881	$15,319				$36,902	$42,185
Other Income		—	196				—	196
Depreciation and Amortization		3,510	3,547				10,500	10,396
Restructuring Charges		340	—				1,624	—
		17,731	19,062	15.6%	18.2%		49,026	52,777	15.3%	17.2%
Structural Systems
Operating Income		6,687	4,457				12,839	15,177
Depreciation and Amortization		4,100	3,599				12,659	10,540
Restructuring Charges		227	—				2,174	—
Guaymas fire related expenses		1,496	704				3,451	1,871
Inventory Purchase Accounting Adjustments		107	—				1,381	—
		12,617	8,760	17.2%	15.0%		32,504	27,588	16.0%	15.9%
Corporate General and Administrative Expenses(1)
Operating loss		(7,351)	(6,413)				(19,647)	(20,297)
Depreciation and Amortization		59	58				176	176
Stock-Based Compensation Expense(2)		2,714	2,407				7,904	8,149
Other Debt Refinancing Costs		224	—				224	—
		(4,354)	(3,948)				(11,343)	(11,972)
Adjusted EBITDA		$25,994	$23,874	13.9%	14.6%		$70,187	$68,393	13.4%	14.2%
Capital Expenditures
Electronic Systems		$3,192	$1,964				$7,831	$3,865
Structural Systems		1,175	1,598				7,033	6,154
Corporate Administration		—	—				—	—
Total Capital Expenditures		$4,367	$3,562				$14,864	$10,019
(1)Includes costs not allocated to either the Electronic Systems or Structural Systems operating segments.
(2)The three and nine months ended October 1, 2022 included $0.2 million and $0.8 million, respectively, of stock-based compensation expense for awards with both performance and market conditions that will be settled in cash.

DUCOMMUN INCORPORATED AND SUBSIDIARIES
GAAP TO NON-GAAP OPERATING INCOME RECONCILIATION
(Unaudited)
(Dollars in thousands)

	Three Months Ended				Nine Months Ended
GAAP To Non-GAAP Operating Income	October 1, 2022	October 2, 2021	% of Net Revenues 2022	% of Net Revenues 2021	October 1, 2022	October 2, 2021	% of Net Revenues 2022	% of Net Revenues 2021
GAAP Operating income	$13,217	$13,363			$30,094	$37,065

GAAP Operating income - Electronic Systems	$13,881	$15,319			$36,902	$42,185
Adjustment:
Restructuring charges	340	—			1,624	—
Amortization of acquisition-related intangible assets	374	374			1,120	1,120
Adjusted operating income - Electronic Systems	14,595	15,693	12.9%	15.0%	39,646	43,305	12.4%	14.1%

GAAP Operating income - Structural Systems	6,687	4,457			12,839	15,177
Adjustment:
Restructuring charges	227	—			2,174	—
Guaymas fire related expenses	1,496	704			3,451	1,871
Inventory purchase accounting adjustments	107	—			1,381	—
Amortization of acquisition-related intangible assets	1,236	834			3,719	2,500
Adjusted operating income - Structural Systems	9,753	5,995	13.3%	10.2%	23,564	19,548	11.6%	11.2%

GAAP Operating loss - Corporate	(7,351)	(6,413)			(19,647)	(20,297)
Adjustment:
Other debt refinancing costs	224	—			224	—
Adjusted operating loss - Corporate	(7,127)	(6,413)			(19,423)	(20,297)
Total adjustments	4,004	1,912			13,693	5,491
Adjusted operating income	$17,221	$15,275	9.2%	9.4%	$43,787	$42,556	8.4%	8.9%

DUCOMMUN INCORPORATED AND SUBSIDIARIES
GAAP TO NON-GAAP EARNINGS AND EARNINGS PER SHARE RECONCILIATION
(Unaudited)
(Dollars in thousands, except per share amounts)

	Three Months Ended		Nine Months Ended
GAAP To Non-GAAP Earnings	October 1, 2022	October 2, 2021	October 1, 2022	October 2, 2021
GAAP Net income	$8,462	$9,584	$20,708	$24,702
Adjustments:
Restructuring charges (1)	453	—	3,038	—
Guaymas fire related expenses (1)	1,197	563	2,761	1,497
Insurance recoveries related to business interruption (1)	—	—	(2,400)	—
Inventory purchase accounting adjustments (1)	86	—	1,105	—
Amortization of acquisition-related intangible assets (1)	1,288	966	3,871	2,896
Loss on extinguishment of debt (1)	236	—	236	—
Other debt refinancing costs (1)	179	—	179	—
Total adjustments	3,439	1,529	8,790	4,393
Adjusted net income	$11,901	$11,113	$29,498	$29,095

	Three Months Ended		Nine Months Ended
GAAP Earnings Per Share To Non-GAAP Earnings Per Share	October 1, 2022	October 2, 2021	October 1, 2022	October 2, 2021
GAAP Diluted earnings per share (“EPS”)	$0.69	$0.78	$1.68	$2.02
Adjustments:
Restructuring charges (1)	0.03	—	0.25	—
Guaymas fire related expenses (1)	0.10	0.05	0.22	0.12
Insurance recoveries related to business interruption (1)	—	—	(0.19)	—
Inventory purchase accounting adjustments (1)	0.01	—	0.09	—
Amortization of acquisition-related intangible assets (1)	0.10	0.08	0.31	0.24
Loss on extinguishment of debt (1)	0.02	—	0.02	—
Other debt refinancing costs (1)	0.01	—	0.01	—
Total adjustments	0.27	0.13	0.71	0.36
Adjusted diluted EPS	$0.96	$0.91	$2.39	$2.38

Shares used for adjusted diluted EPS	12,350	12,242	12,346	12,248
(1) Includes effective tax rate of 20.0% for both 2022 and 2021 adjustments.

DUCOMMUN INCORPORATED AND SUBSIDIARIES
NON-GAAP BACKLOG* BY REPORTING SEGMENT
(Unaudited)
(Dollars in thousands)

	October 1, 2022	December 31, 2021
Consolidated Ducommun
Military and space	$466,835	$520,278
Commercial aerospace	431,097	333,107
Industrial	56,293	51,802
Total	$954,225	$905,187
Electronic Systems
Military and space	$364,413	$400,002
Commercial aerospace	109,883	56,810
Industrial	56,293	51,802
Total	$530,589	$508,614
Structural Systems
Military and space	$102,422	$120,276
Commercial aerospace	321,214	276,297
Total	$423,636	$396,573
* The Company defines backlog as potential revenue and is based on customer placed purchase orders and long-term agreements (“LTAs”) with firm fixed price and expected delivery dates of 24 months or less. Backlog as of October 1, 2022 was $954.2 million compared to $905.2 million as of December 31, 2021. Under ASC 606, the Company defines performance obligations as customer placed purchase orders with firm fixed price and firm delivery dates. The remaining performance obligations disclosed under ASC 606 as of October 1, 2022 were $853.1 million compared to $761.4 million as of December 31, 2021.